Exhibit 99.3

Investor and Media Relations: Marty Tullio, Managing Partner McCloud Communications, LLC 949.553.9748 marty@mccloudcommunications.com

CNS Response, Inc. Responds to Purported Meeting Conducted By
Dissident Former CEO Len Brandt

Costa Mesa, CA – September 4, 2009 – CNS Response, Inc. (OTCBB:CNSO) Chief Executive Officer George Carpenter stated, “Many of the stockholders have contacted our offices about the supposed "stockholder meeting" conducted by Len Brandt this afternoon.  We are sorry for the confusion that Brandt has created.

The company does not recognize this meeting.  It was not validly called or properly noticed.  Any actions purportedly taken at the meeting, therefore, are invalid.  Despite what Leonard Brandt may now claim, there has been no change in the Board of Directors of CNS Response, Inc.

In fact, taking away Len Brandt's votes for himself and his own nominees, only a small fraction of the outstanding common stock of the Company apparently voted in favor of Brandt's slate of directors at his purported meeting.  Based on the current shares of CNS Response stock outstanding, there would not have been a quorum of current stockholders at today's meeting. Thus Mr. Brandt today attempted to disenfranchise the great majority of the stockholders of the Company.

Brandt has failed to get a quorum at six or seven prior meetings.  Even operating under his own incorrect assertions about what he needed today to show a quorum, he only reached that number by counting "no" votes and abstentions.

The Company is not going to permit Brandt to disenfranchise its stockholders.  We are going to follow through with our plan to have a fair meeting in which all of the current stockholders will elect directors at the Company's Annual Meeting which, as previously announced, will be held on September 29, 2009 at 10:00 a.m. PDT at the Island Hotel in Newport Beach, CA.  The only effect of Brandt's actions today is to continue to disrupt the Company and cause CNS to incur expense in addressing his actions.”

Additional Information and Where to Find It
This release may be deemed to be solicitation material in respect of the matters to be considered at the Company’s 2009 Annual Meeting of Stockholders and/or the purported special meeting called by Mr. Brandt. The Company has filed preliminary proxy statements with the Securities and Exchange Commission (“SEC”).  These materials are not a substitute for the definitive proxy statement or any other documents the Company will file with the SEC. Stockholders are urged to read the definitive proxy statements and any other such documents, when available, which will contain important information.

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CNS Response, Inc. Responds to Purported Meeting Conducted By Dissident Former CEO Len Brandt

CNS stockholders may obtain free copies of the proxy statements and related documents filed by the Company and other documents filed with the Securities and Exchange Commission at the Securities and Exchange Commission’s web site at www.sec.gov.
CNS stockholders also will be able to receive the proxy statement, when available, and other relevant documents free of charge from the Company at 2755 Bristol Street, Suite 285, Costa Mesa, CA 92626.

Participants in Solicitation
CNS and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the matters to be considered at the Company’s 2009 Annual Meeting of Stockholders and/or the purported special meeting called by Mr. Brandt. Information regarding the interests of the Company’s directors and executive officers in the proxy contest will be included in the Company’s definitive proxy statement.

About CNS Response
Today, most physicians are able to base treatment on objective test data, such as EKGs, MRIs, blood tests, etc.  Broadly speaking, such advances have not yet come to those physicians practicing psychiatry.

CNS Response has developed a patented data-analysis capability that, with the help of a simple, non-invasive EEG, will analyze a patient’s brain waves and compare the results to an extensive patient outcomes database. The process produces a rEEG® report providing a psychiatrist with guidance to personalize medication regimens for a patient, based on the patient’s own brain physiology. To read more about the benefits this patented technology provides physicians, patients and insurers, please visit the CNS Response website, www.cnsresponse.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
Except for the historical information contained herein, the matters discussed are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements involve risks and uncertainties as set forth in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties could cause actual results to differ materially from any forward-looking statements made herein.

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